Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

THE ADT CORPORATION

Offer to Exchange

New $750,000,000 2.250% Notes due 2017	for	$750,000,000 2.250% Notes due 2017
New $1,000,000,000 3.500% Notes due 2022	for	$1,000,000,000 3.500% Notes due 2022
New $750,000,000 4.875% Notes due 2042	for	$750,000,000 4.875% Notes due 2042

Pursuant to the Prospectus, dated                 , 2013

Registered holders of (i) outstanding 2.250% Notes due 2017 (the “Outstanding 2017 Notes”) who wish to tender their Outstanding 2017 Notes for a like principal amount of new 2.250% Notes due 2017 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2017 Notes”), (ii) outstanding 3.500% Notes due 2022 (the “Outstanding 2022 Notes”) who wish to tender their Outstanding 2022 Notes for a like principal amount of new 3.500% Notes due 2022 that have been registered under the Securities Act (the “New 2022 Notes”) or (iii) outstanding 4.875% Notes due 2042 (the “Outstanding 2042 Notes” and, together with the Outstanding 2017 Notes and the Outstanding 2022 Notes, the “Outstanding Notes”) who wish to tender their Outstanding 2042 Notes for a like principal amount of new 4.875% Notes due 2042 that have been registered under the Securities Act (the “New 2042 Notes” and, together with the New 2017 Notes and the New 2022 Notes, the “New Notes”), in each case, who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the “Exchange Agent”) or who cannot complete the procedures for book-entry transfer on a timely basis prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Exchange Offer Procedures” in the Prospectus dated                 , 2013 (the “Prospectus”) of The ADT Corporation (the “Issuer”). Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

By Facsimile Transmission (for Eligible Institutions Only):

(612) 667-6282

Confirm by Telephone:

(800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2013, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

Principal Amount of Outstanding 2017 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2022 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2042 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Provide the account number for delivery of Outstanding Notes by book-entry transfer to The Depository Trust Company.

Account Number

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE

Signature(s) of Owner	Date

Area Code and Telephone Number

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on a security position listing of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

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